AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT, made February 28, 2012, between WINTHROP REALTY TRUST, an Ohio business trust corporation (the “Trust”), WRT REALTY, L.P., a Delaware limited partnership (the “Operating Partnership”, and together with the Trust, the “Company”), and FUR ADVISORS LLC (the “Advisor”).

WHEREAS, the Trust, the Operating Partnership and the Advisor are party to that certain Second Amended and Restated Advisory Agreement dated March 5, 2009, as amended by Amendment No. 1 thereto dated as of May 11, 2009, as further amended by Amendment No. 2 thereto dated as of January 26, 2010 (as amended the “Advisory Agreement”) pursuant to which the Advisor was retained to provide advisory services to the Company;

WHEREAS, the Trust and the Advisor desire to amend the Advisory Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

1.           Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Advisory Agreement.

2.           Amendments to Advisory Agreement.  The Advisory Agreement is hereby amended by deleting the definitions of “Base Fee”, “Equity Securities” and “Issuance Price” from Section 4.1 thereof in their entirety and inserting the following in lieu thereof:

“Base Fee” – means an amount equal to (i) 1.5% of the Issuance Price of the issued and outstanding Equity Securities of the Trust and the Operating Partnership plus (ii) .25% of any equity contribution by a third party to a joint venture managed by the Trust or the Operating Partnership, in each case pro rated to the extent that an equity security was not issued for the entire quarterly period.

“Equity Securities” – means Common Shares, convertible preferred shares, convertible debt, perpetual preferred shares and, in the case of the Operating Partnership limited partnership interests issued to a Person other than the Trust or its subsidiary but shall not include the Trust’s Series B-1 Cumulative Convertible Redeemable Preferred Shares.

“Issuance Price” – means, the issuance price of the Equity Security after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance.

3.           Effectiveness of Amendment.  This Amendment shall be effective as of January 1, 2012.

4.           Miscellaneous.           (a)  Except as modified hereby, the Advisory Agreement remains in full force and effect and the provisions thereof are hereby ratified and confirmed.

(b)           All references in the Advisory Agreement to “this Agreement”, “hereunder”, “hereto” or similar references, and all references in all other documents to the Advisory Agreement shall hereinafter be deemed references to the Advisory Agreement as amended hereby.

(c)           This Amendment may be executed in one or more counterparts, all of which together shall for all purposes constitute one amendment, binding on all parties hereto, notwithstanding that the parties have not signed the same counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President

WRT REALTY, L.P.

By:	Winthrop Realty Trust General Partner

	By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President

FUR ADVISORS LLC

By:	FUR Holdings LLC Member

	By:	WEM-FUR Investors LLC Managing Member

		By:	/s/ Michael L. Ashner
Michael L. Ashner
Managing Member